UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2015

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 14, 2015, StemCells, Inc. (the "Company") announced the settlement of its patent infringement case with Neuralstem, Inc. (the "Infringement Case"), captioned StemCells, Inc. and StemCells California, Inc. v. Neuralstem, Inc., Karl K. Johe, and I. Richard Garr, U.S. District Court, District of Maryland, Civil Action No. 06-CV-1877 RWT, on appeal before the U.S. Federal Circuit Court of Appeals, Case No. 15-1952. In connection with the settlement, the parties to the Infringement Case issued the following joint statement: "The parties have agreed to settle the dispute. All claims and counter-claims will be dismissed with prejudice. Each party believes that this settlement will allow it to focus greater time and resources on its ongoing clinical programs."

On September 14, 2015, the Company also announced the settlement of its wrongful termination litigation with Rob Williams (the "Employment Litigation"), captioned Rob Williams v. StemCells, Inc., StemCells California, Inc., and Does 1-50, Alameda County Superior Court, Case No. RG 14732694. The Employment Litigation and all claims against the Company will be dismissed with prejudice. In connection with the settlement, the parties to the Employment Litigation issued the following joint statement: "Both parties agree that civil litigation should not stand in the way of scientific testing of potential treatments for serious diseases and disorders of the central nervous system, and while current Good Manufacturing Practice (cGMP) regulations are subject to differing interpretations by industry professionals, it is in the spirit of moving forward with potentially groundbreaking therapies that the parties have reached a resolution of this matter."

The information set forth in Item 8.01 this current report Form 8-K is being furnished to the SEC and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

September 14, 2015	By:	/s/ Ken Stratton

Name: Ken Stratton
Title: General Counsel